Exhibit 99.1

ACTIVCARD UNVEILS NEW STRATEGIC VISION AND NAME: ACTIVIDENTITY

New Corporate Identity Reinforces Technology Vision and Leadership Within the Identity Management Market

FREMONT, Calif., November 8, 2005 – ActivCard® Corp. (Nasdaq: ACTI), a global leader in Digital Identity Assurance, today announced that it intends to change its name to ActivIdentity™. The change reflects the Company’s vision and alignment of its business with the high growth global identity markets.

The Company’s board of directors has approved the name change and it will be submitted to the Company’s stockholders for approval at the annual meeting in February 2006. However, effective today, the Company will do business under its new name, ActivIdentity. The Company will continue to trade under its current ticker symbol, ACTI, on the Nasdaq National Market.

The Company’s vision is to enable an individual to have a secure electronic identity allowing access to information systems anywhere, anytime. ActivIdentity delivers this vision by adding digital identity assurance and digital evidence to network infrastructures, allowing people and organizations to electronically interact with confidence.

“The combination of strong authentication and credential management should position ActivIdentity to achieve its technology mission,” said Sally Hudson, Research Manager, Security Products and Services at IDC. “With digital proof of identity in place, organizations can move forward in adopting end-to-end solutions for compliance.”

“Our new name more accurately reflects our business focus and position within the broader identity management market,” said Ben C. Barnes, Chief Executive Officer. “This is more than just a name change; this move reflects a refinement in our position and focus.”

“Our focus is executing on our core competencies to deliver best of breed proof of identity, digital signatures and credential management integrated with our industry leading identity management and physical access partners including IBM, Lenel, Microsoft, Novell, Oracle, Sun. Together with our partners, we deliver a trusted end-to-end identity management solution to help our customers meet voluntary and mandatory legislation such as eSign, HSPD-12, HIPAA, Graham Leach Bliley, FFIEC guidelines, Sarbanes-Oxley and BASEL II,” continued Mr. Barnes.

“ActivIdentity will provide individuals with the same level of confidence in electronic interactions as in face to face transactions by integrating identity assurance services into the infrastructure,” said Yves Audebert, President and Chief Strategy Officer. “The solutions will provide our customers with irrefutable proof of a business interaction providing a basis for the digitally binding ‘I Agree’.”

About ActivIdentity (ActivCard)

ActivCard d/b/a ActivIdentity is a global provider of identity assurance solutions that allow customers to issue, use and manage trusted digital identities to enable secure transactions, communication and access to information. The Company’s solutions include secure remote access, single sign-on, enterprise access cards, and multi-channel identification and verification. Globally, over ten million users at corporations, government agencies, and financial institutions use the Company’s solutions to safely and efficiently interact electronically. Headquartered in Fremont, Calif., the Company has development centers in the US, Australia, France, and the United Kingdom and sales and service centers in more than ten countries. For more information, visit www.actividentity.com.

The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include risks relating to the integration of acquired business and technologies, other risks identified under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, and in subsequent Quarterly Reports on Form 10-Q, which are filed with the United States Securities and Exchange Commission (SEC). Copies of these filings are available from ActivCard and on the SEC’s website at www.sec.gov. Actual results, events and performance may differ materially from our forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

ActivIdentity and ActivCard are trademarks in the United States and/or other countries. All other trademarks are the property of their respective owners in the United States and/or other countries.

Company Contacts:

Robin Schultz	Isabelle Joulot	Rikki Whyte
ActivIdentity Americas	ActivIdentity Europe	ActivIdentity Asia Pacific
+1 (510) 745 6221	+33 (0)1 42 04 84 00	+61 (2) 6208 4996
robin.schultz@actividentity.com	isabelle.joulot@actividentity.com	rikki.whyte@actividentity.com